Exhibit 99.1

Harleysville Group Inc. Reports Fourth Quarter and Year-End 2008 Results

Fourth quarter and year-end highlights:

  Operating income of $0.87 per share in quarter, $2.77 for year
  Operating return on equity of 11.9 percent
  Statutory combined ratio1 of 98.5 percent in quarter, 100.3 percent for year
  After-tax net investment income up 4 percent in quarter, 5 percent for year
  Previously announced tax planning strategy results in $0.71 per share of net realized investment losses
  Quarterly dividend of $0.30, represents 20 percent increase from a year ago
  Announce $25 million share repurchase program

HARLEYSVILLE, Pa.--(BUSINESS WIRE)--February 19, 2009--Harleysville Group Inc. (NASDAQ:HGIC) today reported diluted operating income of $0.87 per share for the fourth quarter of 2008, compared to $0.83 per share in the fourth quarter of 2007. The fourth quarter result includes $0.07 per share of catastrophe losses in 2008, compared to $0.03 per share in 2007. For the 12-month periods, the company reported diluted operating income of $2.77 per share in 2008 and $3.17 per share in 2007. The 12-month results include $0.77 per share of catastrophe losses in 2008, compared to $0.19 per share in 2007. In 2007, 12-month operating income included a benefit of $0.06 per share resulting from the gain on the company’s sale of an office building in Michigan. Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments. See below for the company’s reported GAAP net income.

“We’re pleased that we ended 2008 with another strong quarter, which continues to differentiate Harleysville from much of our competition,” commented Michael L. Browne, Harleysville Group’s president and chief executive officer. “Despite the challenging economic conditions, we reported operating income of $0.87 per share, our combined ratio for the quarter was a profitable 98.5 percent and our operating return on equity for the trailing 12 months was 11.9 percent.

“Excluding the impact of the catastrophe losses from this year and last year, our underlying operating income per share for the full year improved compared to 2007, and our underlying statutory combined ratio remained below 100 percent—both of which indicate that we continue to perform well in the fundamental areas of our business, which include maintaining our underwriting discipline in an extremely competitive environment,” Browne added. “Also, despite current market conditions, our policy retention levels have remained strong due to the close relationships we enjoy with our agency partners, and we have a solid capital base and reserve position, as well as a high-quality investment portfolio—all of which provide the sound financial position for us to write our agents’ best business. The strength of our capital position and our confidence in the future are further evidenced by the 20 percent increase in our dividend and our announcement yesterday to authorize a $25 million stock repurchase—our fourth since June 2007—which, when completed, will mean that we will have repurchased more than 17 percent of our outstanding shares during that time.”

The company reported diluted net income of $0.16 per share in the fourth quarter of 2008, compared to $0.82 per share in the fourth quarter of 2007. Realized investment losses after tax in the fourth quarter of 2008 were $0.71 per share, compared to a realized loss of $0.01 per share in the fourth quarter of 2007. For the 12-month periods, diluted net income was $1.44 per share in 2008 and $3.19 per share in 2007. For the 12 months, the company reported $1.33 per share after tax of realized investment losses in 2008, compared to a $0.02 per share after-tax realized gain in 2007. In the fourth quarter of 2008, the company sold its equity securities to take advantage of tax strategies available as a result of declines in the equity markets, and is carrying back these losses to offset prior gains. This sale included securities for which the company previously recognized a pre-tax impairment charge of $17.7 million in the third quarter of 2008 and a further pre-tax impairment charge of $30.9 million in the fourth quarter prior to their sale. In addition to the impairments related to the equity securities, the company also recognized pre-tax other than temporary impairments (OTTI) of $1.8 million and $16.4 million for the fourth quarter and all of 2008, respectively, related to fixed maturity holdings.

The company reported fourth quarter net written premiums increased 5 percent to $214.5 million in 2008, compared to $203.6 million in the same period in 2007. Net written premiums through 12 months were $904.4 million in 2008, excluding the non-recurring impact of the pooling change, compared to $838.0 million in 2007. As previously announced, on January 1, 2008, Harleysville Group and Harleysville Mutual Insurance Company amended their intercompany pooling arrangement to increase the aggregate share of the pool for the insurance subsidiaries of Harleysville Group to 80 percent from 72 percent. The increase in net written premiums, on a basis unadjusted for the pooling change, includes $45.7 million in unearned premium reserves transferred to Harleysville Group from Harleysville Mutual Insurance Company at the January 1, 2008, effective date of the change. Furthermore, the increase in Harleysville Group’s percentage of the pool resulted in $21 million in additional written premiums during the quarter and $90 million for the 12 months. Excluding both impacts from the pooling change—the one-time unearned premium transfer in the first quarter and the change in the pooling percentage—net written premiums declined 5 percent in the quarter and 3 percent in the 12 months.

Harleysville Group’s overall statutory combined ratio was 98.5 percent in the fourth quarter of 2008, compared to 96.4 percent in the fourth quarter of 2007. Catastrophe losses added 1.3 points to the fourth quarter result in 2008, compared to 0.7 points in 2007. For the 12 months, the statutory combined ratio was 100.3 percent in 2008, versus 96.7 percent in 2007. Catastrophe losses added 3.8 points to the 12-month result in 2008 and 1.1 points in 2007. The increase in the intercompany pooling agreement had a 0.4 point non-recurring favorable impact to the statutory expense ratio for the 12 months as a result of the $45.7 million in unearned premiums transferred, which was partially offset by $11.4 million of ceding commission paid at the January 1, 2008, effective date of the change. Adjusting for this pooling change, the combined ratio for 12 months was 100.7 percent.

Fourth quarter pretax investment income increased 1 percent to $28.2 million, while after-tax investment income grew 4 percent in the fourth quarter to $20.9 million. For the 12 months, pretax investment income was up 2 percent to $113.6 million, while after-tax investment income rose 5 percent to $83.2 million. Operating cash flow for the 12 months, excluding the non-recurring impact of the pool change, was $114.4 million, compared to $171.5 million in the 12 months of 2007.

Commercial lines -- Net written premiums in commercial lines increased 3 percent to $174.4 million in the fourth quarter of 2008. For the 12 months, net written premiums grew 7 percent to $741.6 million. The increases substantially reflect the change in the company’s pooling agreement. Excluding the impact of the change to the pooling percentage, net written premiums declined 7 percent in the quarter and 4 percent in the 12 months of 2008. The commercial lines statutory combined ratio was 98.4 percent in the fourth quarter of 2008, versus 97.5 percent in the fourth quarter of 2007. For the 12 months, the statutory combined ratio—adjusted for the non-recurring impact of the pooling change—was 100.9 percent in 2008, compared to 97.5 percent in 2007. Catastrophe losses in 2008 added 0.8 points and 2.9 points to the fourth quarter and 12-month combined ratios, respectively.

Personal lines -- Net written premiums in personal lines were up 15 percent to $40.1 million in the fourth quarter of 2008, and grew by 12 percent to $162.8 million for the 12 months—again driven substantially by the pooling change. Excluding the impact of the change to the pooling percentage, net written premiums increased 3 percent in the quarter and 1 percent in the 12 months of 2008. Harleysville Group’s personal lines statutory combined ratio was 99.0 percent in the fourth quarter of 2008, versus 91.5 percent during the fourth quarter of 2007. For the 12 months, the statutory combined ratio—adjusted for the non-recurring impact of the pooling change—was 100.1 percent in 2008, compared to 92.7 percent in 2007. Catastrophe losses in 2008 added 3.4 points and 7.7 points to the fourth quarter and 12-month combined ratios, respectively.

Outlook -- “Looking ahead, we will remain focused on the basics of our business as we seek to consistently produce improving earnings, profitable underwriting and an operating return on equity over 12 percent—while always maintaining a healthy balance sheet,” Browne said. “The current economic environment and the ongoing competitive insurance marketplace make it all the more important that we remain disciplined as we focus on our goal of maintaining a long-term underwriting profit and ongoing improvement in our operating performance throughout 2009 and beyond. With the ongoing dedication of our employees and agents, coupled with the initiatives we have in place, we are well positioned to retain our best business and generate responsible, profitable growth—regardless of the market environment.”

Webcast -- The company will host a live Webcast tomorrow, February 20, 2009, at 8 a.m. (ET) to discuss its fourth quarter results. The Webcast and a replay will be available from the Investors section of the company’s Web site (www.harleysvillegroup.com).

GAAP and non-GAAP financial measures -- The company uses a non-GAAP financial measure called “operating income” that management believes is useful to investors because it illustrates the performance of normal, ongoing operations, which is important in understanding and evaluating the company’s financial condition and results of operations. While this measure is utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, a reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income is provided following the Consolidated Statements of Income contained in this release. Management also uses operating income for, among other things, goal setting, determining employee and senior management compensation, and evaluating performance.

Corporate profile -- Harleysville Insurance is a leading regional provider of insurance products and services for small and mid-sized businesses, as well as for individuals, and ranks among the top 60 U.S. property/casualty insurance groups based on net written premiums. Harleysville was listed recently as #30 in the InformationWeek 500, the publication’s annual listing of the most innovative information technology organizations in the U.S., and has been ranked on the list in each of the last three years. Harleysville Mutual Insurance Company owns 52 percent of Harleysville Group Inc. (NASDAQ: HGIC), a publicly traded holding company for eight regional property/casualty insurance companies collectively rated A- (Excellent) by A.M. Best Company. Harleysville Group is listed on the NASDAQ Global Select Market, which is comprised of the top third of all NASDAQ member companies and has the highest initial listing standards of any exchange in the world based on financial and liquidity requirements. Harleysville Group has paid a dividend every quarter since the company went public in 1986, and was one of 3 percent of public companies recognized with a 2007 Mergent Dividend Achiever Award for its long-term history of dividend increases. Harleysville Insurance—which distributes its products exclusively through independent insurance agencies and reflects that commitment to its agency force by being a Trusted Choice® company partner—currently operates in 32 states. Further information can be found on the company’s Web site at www.harleysvillegroup.com.

Forward-looking information -- Certain of the statements contained herein (other than statements of historical facts) are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty that are, in many instances, beyond the company’s control and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect on Harleysville Group Inc. There can be no assurance that future developments will be in accordance with management’s expectations so that the effect of future developments on Harleysville Group will be those anticipated by management. Actual financial results, including operating return on equity, premium growth and underwriting results, could differ materially from those anticipated by Harleysville Group depending on the outcome of certain factors, which may include changes in property and casualty loss trends and reserves; catastrophe losses; the insurance product pricing environment; changes in applicable law; government regulation and changes therein that may impede the ability to charge adequate rates; performance of and instability in the financial markets; investment losses; fluctuations in interest rates; availability and price of reinsurance; and the status of the labor markets in which the company operates.

1 “Statutory combined ratio” is a non-GAAP measure of underwriting profitability and is based on numbers determined under statutory accounting practices as filed with state insurance regulators. It is the sum of the ratio of losses to premiums earned plus the ratio of underwriting expenses to premiums written. A ratio of less than 100 percent indicates underwriting profitability.

Harleysville Group Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS	Quarter ended December 31		Twelve months ended December 31
(in thousands, except per share data)	2008	2007	2008	2007
OPERATING RESULTS
Diluted earnings per common share:
Operating income*	$0.87	$0.83	$2.77	$3.17
Realized gains (losses), net of income taxes	(0.71)	(0.01)	(1.33)	0.02
Net income	$0.16	$0.82	$1.44	$3.19
Cash dividends per common share	$0.30	$0.25	$1.10	$0.88

FINANCIAL CONDITION		December 31, 2008		December 31, 2007
Assets		$3,155,318		$3,072,445
Shareholders' equity		$652,634		$758,841
Per common share		$23.18		$25.03

CONSOLIDATED STATEMENTS OF INCOME	Quarter ended December 31		Twelve months ended December 31
(in thousands, except per share data)	2008	2007	2008	2007
REVENUES:
Premiums earned	$228,874	$209,710	$918,515	$833,024
Investment income, net of investment expense	28,225	28,013	113,555	110,827
Realized investment gains (losses)	(30,796)	(462)	(59,841)	875
Other income	3,126	3,444	13,087	17,286
Total revenues	229,429	240,705	985,316	962,012
LOSSES AND EXPENSES:
Losses and loss settlement expenses	145,259	130,750	610,768	523,030
Amortization of deferred policy acquisition costs	56,773	51,606	227,287	207,684
Other underwriting expenses	21,362	19,370	85,182	76,223
Interest expense	1,657	1,748	6,572	7,085
Other expenses	1,066	1,356	4,545	4,995
Total expenses	226,117	204,830	934,354	819,017
Income before income taxes	3,312	35,875	50,962	142,995
Income taxes (benefit)	(1,315)	10,740	8,643	42,941
Net income	$4,627	$25,135	$42,319	$100,054
Weighted average number of shares outstanding:
Basic	27,975,275	30,088,132	28,933,259	30,902,593
Diluted	28,353,296	30,569,106	29,320,133	31,354,641
Per common share:
Basic earnings	$0.17	$0.84	$1.46	$3.24

Diluted earnings	$0.16	$0.82	$1.44	$3.19

RECONCILIATION TO OPERATING INCOME :
Net income	$4,627	$25,135	$42,319	$100,054
Less realized investment gains (losses), net of income taxes (benefit)	(20,017)	(300)	(38,897)	569
Operating income	$24,644	$25,435	$81,216	$99,485

These financial figures are unaudited.
*Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments.

Harleysville Group Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)	December 31, 2008*	December 31, 2007
ASSETS
Investments:
Fixed maturities:
Held to maturity, at amortized cost (fair value $250,798 and $319,510)	$246,855	$316,043
Available for sale, at fair value (amortized cost $1,889,778 and $1,831,266)	1,914,051	1,858,192
Equity securities, at fair value (cost $96,004 and $66,433)	98,815	76,297
Short-term investments, at cost, which approximates fair value	210,682	107,941
Other invested assets, at cost, which approximates fair value	3,189
Total investments	2,473,592	2,358,473
Cash	146	412
Premiums in course of collection	142,602	146,238
Reinsurance receivable	212,654	167,671
Accrued investment income	25,630	26,220
Deferred policy acquisition costs	110,339	101,954
Prepaid reinsurance premiums	41,481	38,721
Property and equipment, net	12,511	13,475
Deferred income taxes	68,892	38,544
Securities lending collateral		122,053
Due from affiliate		7,197
Other assets	67,471	51,487
Total assets	$3,155,318	$3,072,445
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Unpaid losses and loss settlement expenses	$1,767,601	$1,546,690
Unearned premiums	484,560	450,186
Accounts payable and accrued expenses	119,063	74,686
Securities lending obligation		123,542
Due to affiliate	12,960
Debt	118,500	118,500
Total liabilities	2,502,684	2,313,604
Shareholders' equity:
Preferred stock, $1 par value; authorized 1,000,000 shares; none issued
Common stock, $1 par value, authorized 80,000,000 shares; issued 34,254,581 and 33,656,253 shares; outstanding 28,156,672 and 30,322,905 shares	34,254	33,656
Additional paid-in capital	231,715	213,654
Accumulated other comprehensive income (loss)	(17,390)	20,599
Retained earnings	589,146	578,705
Treasury stock, at cost, 6,097,909 and 3,333,348 shares	(185,091)	(87,773)
Total shareholders' equity	652,634	758,841
Total liabilities and shareholders' equity	$3,155,318	$3,072,445

*These financial figures are unaudited.

Harleysville Group Inc. and Subsidiaries
SUPPLEMENTARY FINANCIAL ANALYSTS' DATA
	Quarter ended December 31		Twelve months ended December 31
(dollars in thousands)	2008	2007	2008	2007
Net premiums written*	$214,543	$203,591	$950,130	$837,993
Statutory surplus*			$588,892	$671,895

Pretax investment income	$28,225	$28,013	$113,555	$110,827
Related federal income taxes	7,313	7,910	30,337	31,550
After-tax investment income	$20,912	$20,103	$83,218	$79,277

SEGMENT INFORMATION
	Quarter ended December 31		Twelve months ended December 31
(dollars in thousands)	2008	2007	2008	2007
Revenues:
Premiums earned:
Commercial lines	$188,044	$173,524	$757,196	$689,518
Personal lines	40,830	36,186	161,319	143,506
Total premiums earned	228,874	209,710	918,515	833,024
Net investment income	28,225	28,013	113,555	110,827
Realized investment gains (losses)	(30,796)	(462)	(59,841)	875
Other	3,126	3,444	13,087	17,286
Total revenues	$229,429	$240,705	$985,316	$962,012

Income before income taxes:
Underwriting gain (loss):
Commercial lines	$7,853	$6,056	($10,723)	$16,126
Personal lines	653	3,503	(2,621)	9,978
SAP underwriting gain (loss)	8,506	9,559	(13,344)	26,104
GAAP adjustments	(3,026)	(1,575)	8,622	(17)
GAAP underwriting gain (loss)	5,480	7,984	(4,722)	26,087
Net investment income	28,225	28,013	113,555	110,827
Realized investment gains (losses)	(30,796)	(462)	(59,841)	875
Other	403	340	1,970	5,206
Income before income taxes	$3,312	$35,875	$50,962	$142,995

Income taxes on net investment income	$7,313	$7,910	$30,337	$31,550
Income taxes (benefit) on remaining gain (loss)	(8,628)	2,830	(21,694)	11,391
Total income taxes (benefit)	($1,315)	$10,740	$8,643	$42,941

Effective tax rate on:
Net investment income	25.9%	28.2%	26.7%	28.5%
Income	N/M	29.9%	17.0%	30.0%

These financial figures are unaudited.

*

Statutory data is a non-GAAP measure. Because it is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual, a reconciliation to GAAP is not required.

Harleysville Group Inc. and Subsidiaries
STATUTORY DATA BY LINE OF BUSINESS*
	Quarter ended December 31		Twelve months ended December 31	Twelve months ended December 31
	Without Intercompany Pooling Transfer**
(dollars in thousands)	2008	2007	2008	2008	2007

Net premiums written:

Commercial:
Automobile	$46,639	$44,948	$198,680	$208,983	$193,228
Workers' compensation	20,029	22,077	100,701	105,809	97,017
Commercial multi-peril	83,201	82,283	350,209	367,839	325,911
Other commercial	24,547	19,327	92,043	96,228	77,012

Total commercial	$174,416	$168,635	$741,633	$778,859	$693,168

Personal:
Automobile	$18,426	$16,434	$75,805	$79,664	$69,052
Homeowners	18,938	16,529	75,912	80,044	66,946
Other personal	2,763	1,993	11,062	11,563	8,827

Total personal	$40,127	$34,956	$162,779	$171,271	$144,825

Total personal and commercial	$214,543	$203,591	$904,412	$950,130	$837,993

Statutory combined ratios:

Commercial:
Automobile	87.5%	97.5%	93.1%	92.6%	94.7%
Workers' compensation	112.8%	112.2%	112.9%	112.4%	112.2%
Commercial multi-peril	105.2%	95.9%	104.5%	104.1%	97.8%
Other commercial	79.4%	84.6%	89.6%	89.3%	83.8%

Total commercial	98.4%	97.5%	100.9%	100.4%	97.5%

Personal:
Automobile	102.4%	106.7%	96.1%	95.7%	99.7%
Homeowners	100.9%	76.3%	105.8%	105.3%	86.8%
Other personal	61.4%	82.7%	88.7%	88.8%	79.8%

Total personal	99.0%	91.5%	100.1%	99.7%	92.7%

Total personal and commercial statutory combined ratio	98.5%	96.4%	100.7%	100.3%	96.7%

GAAP combined ratio	97.6%	96.2%		100.5%	96.9%

GAAP losses paid	$156,094	$120,649		$587,866	$471,067

Net catastrophe losses incurred	$2,910	$1,366		$34,697	$9,191

These financial figures are unaudited.

*

Statutory data is a non-GAAP measure. Because it is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual, a reconciliation to GAAP is not required.

**

The effect of the January 1, 2008 pooling transfer of $45,718,282 of net premiums written (representing the transfer of the January 1, 2008 unearned premium balance) and the effect of the pool transfer on the statutory combined ratios are excluded below for comparative purposes.

CONTACT:
Harleysville Group Inc.
Investors:
Mark Cummins, 215-256-5025
mcummins@harleysvillegroup.com
or
Media:
Randy Buckwalter, 215-256-5288
rbuckwalter@harleysvillegroup.com